UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2009

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On February 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SonicWALL, Inc., (the “Registrant”) adopted a quarterly incentive program (“Quarterly Program”) and an Annual Bonus Program (“Annual Program”) for certain employees of the Registrant, including Named Executive Officers and the Chief Executive Officer, for fiscal year 2009 (collectively the “Bonus Plans”).  Employees of Registrant who are eligible for payments under the Registrant’s sales commission plan are not eligible to participate in the Bonus Plans.

The Bonus Plans are intended to provide variable compensation opportunities to participants that are linked to the achieving quarterly and annual performance objectives which are intended to increase shareholder value and the success of the Registrant.

Under the terms of the Bonus Plans, the Committee has approved a bonus pool budget (the “Bonus Pool”) which is divided equally between the Quarterly Program and the Annual Program.  Payments shall be made to participants in each program based upon company and individual performance. Payments made under the Quarterly Program will be made following the end of each quarter with 25% of the total available pool for the Quarterly Program to be available for distribution during each quarterly period.

The Committee has selected total revenue and free cash flow (i.e., cash flow from operations less capital expenditures and excluding cash flow from movements in tax accounts and acquisition related escrow payments) as defined performance measurements under the Quarterly Program.  When the performance of the Registrant for the applicable fiscal quarter exceeds each of the defined performance measurement targets for the that fiscal quarter, half of the bonus payments made to eligible employees, including Named Executive Officers and the Chief Executive Officer, shall be made based upon satisfying defined performance measurement targets.  The other half of the bonus payments made shall be based upon individual performance.  In the event that Registrant performance during any fiscal quarter does not meet or exceed the defined performance measurement targets, no payment shall be made under the Quarterly Program to any eligible employee, including Named Executive Officers and the Chief Executive Officer.  Amounts not paid in such fiscal quarter shall not be added to the potential bonus payments in any subsequent fiscal quarter. Defined performance measurements for each fiscal quarter shall be determined by the Compensation Committee no later than the end of the first calendar week of the applicable fiscal quarter.

Under the Quarterly Program, the maximum payment to Mr. Matt Medeiros, our Chief Executive Officer, and all of the other Named Executive Officers shall not in the aggregate exceed 25% of their respective base salaries.

The Committee has selected free cash flow in the amount set forth in the Registrant’s 2009 Annual Operating Plan as approved by the Board in December 2008, as the defined performance measurement for release of payments from the Bonus Pool under the Annual Program.  Amounts available for payment from the Bonus Pool under the Annual Program shall be proportionally equivalent to the percentage of achievement of the defined performance measurement ranging from 50% of the defined performance measurement to 100% of the defined performance measurement.  No payments shall be made under the Annual Program if actual performance does not equal or exceed 50% of the defined performance measurement.  Actual amounts paid to Named Executive Officers, including the Chief Executive Officer, shall be reviewed and approved by the Committee provided that, under the Annual Program, the maximum payment to Mr. Matt Medeiros, our Chief Executive Officer, shall not exceed 75% of base salary and payments made to all other Named Executive Officers shall not exceed 25% of their respective base salaries.  The timing of payments of bonus amounts under the Annual Program are determined by the Committee and are made on or about the date of filing of the Registrant's annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SonicWALL, Inc.

Date: February 26, 2009	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer